Exhibit 99.1

1200 RIVERPLACE BOULEVARD — JACKSONVILLE, FL 32207-1809 — (904) 346-1500

December 8, 2011	For more information:
Gregory W. Kleffner
FOR IMMEDIATE RELEASE	EVP, Chief Financial Officer
(904) 346-1500
investorrelations@steinmart.com

STEIN MART, INC. TO REVISE THIRD QUARTER AND YEAR-TO-DATE 2011 FINANCIAL RESULTS

JACKSONVILLE, FL – Stein Mart, Inc. (Nasdaq: SMRT) today announced revisions to its financial results for the third quarter and first nine months ended October 29, 2011.

As the result of information technology systems issues discussed below, markdowns in the third quarter were understated in the earnings reported on November 17, 2011. The unrecorded markdowns are estimated to have a pre-tax impact of $2.1 to $2.6 million which will reduce gross margin and inventory from what was reported previously. The after tax impact of the estimated additional markdowns will increase the net loss previously released by $1.3 to $1.6 million or $0.03 to $0.04 per diluted share.

This matter will delay our filing of the Form 10-Q containing third quarter financial results. The impacts discussed in this release are preliminary and remain subject to adjustment until the filing of our financial statements on Form 10-Q.

Description of Information Technology Issues and Impact

In July and August merchandise unit balances in the legacy perpetual inventory system were understated as a result of a planned but improperly executed one-time override of an automated records purge process. The legacy perpetual inventory system is scheduled to be replaced with a new system which is anticipated to “go live” in the first quarter of 2012. Transactions recorded in the Retail Stock Ledger, which is the accounting system of record for inventory and cost of merchandise sold, were correct except for permanent markdowns. Permanent markdowns are recorded in the Retail Stock Ledger based on calculations using unit quantities from the perpetual inventory system. As the perpetual system units were understated, permanent markdowns were understated with an estimated pre-tax impact of $2.1 to $2.6 million, primarily in the third quarter. Understated markdowns in the second quarter are not material.

As a result of the issues described above, management has preliminarily determined that the breakdown in controls is a material weakness. Enhanced controls are being put in place to prevent these weaknesses from recurring.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to Massachusetts, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions.

SAFE HARBOR STATEMENT>>>>>>>Except for historical information contained herein, the statements in this release may be forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company does not assume any obligation to update or revise any forward-looking statements even if experience or future changes make it clear that projected results expressed or implied will not be realized. Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart’s actual results in future periods to differ materially from forecasted or expected results. Those risks include, without limitation:

•	continued consumer sensitivity to economic conditions

•	on-going competition from other retailers

•	changing preferences in apparel

•	the effectiveness of advertising, marketing and promotional strategies

•	ability to negotiate acceptable lease terms with current landlords

•	ability to successfully implement strategies to exit under-performing stores

•	unanticipated weather conditions and unseasonable weather

•	adequate sources of merchandise at acceptable prices

•	the Company’s ability to attract and retain qualified employees

•	disruption of the Company’s distribution system

•	acts of terrorism

•	other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission.

SMRT-F

###

Additional information about Stein Mart, Inc. can be found at www.steinmart.com